Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2011

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2011
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of March 31, 2011, we own interests in and asset manage 27 operating properties with 13.2 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional four operating properties with 2.3 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.9 million and $13.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns 12 office properties. The joint venture also holds a 25% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.
Our Thomas High Performance Green Fund is intended to invest in commercial properties to be developed or redeveloped into high performance, energy-efficient, high productivity buildings. The fund currently has total capital commitments of $80 million, of which we have committed $50 million, and all of which is unfunded. The Green Fund is expected to invest nationally, focusing on markets with green sensibility and attractive office fundamentals. Green Fund investments will potentially seek ratings from the U.S. Green Building Council's LEED Green Building Rating System.
Our Strategic Plan
TPGI's goal is to expand its asset base by acquiring wholly-owned or controlled assets. TPGI intends to focus on maximizing the portfolio's recurring cash flow and NOI growth. The highlights of our strategic plan include:

•	Selectively selling non-core assets that have achieved their maximum value;

•	Redeploying sales proceeds in institutional quality assets in high barrier to entry markets to generate superior recurring cash flow and NOI growth;

•	Continuing to create value by repositioning value-add properties;

•	Continuing capital relationships with institutional investors to acquire and control trophy quality office properties, with a long term goal of increasing ownership interests;

•	Continuing to reduce leverage on our portfolio with a target of 50% loan-to-value ratio;

•	Reducing the size of our development portfolio to approximately 10% of net asset value; and

•	Long term goal to convert to REIT status.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 7 - 8 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF) and Same Property Net Operating Income (NOI)
EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. Same Property NOI is considered to be an indicator of the performance of our operating properties and is not a performance measurement of the operations of the Company. Our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See page 9 for a discussion of EBDT and a reconciliation of EBDT to net income (loss), page 10 for a discussion of ATCF and a reconciliation of ATCF to net income (loss) and page 16 for a discussion of Same Property NOI and a reconciliation of Same Property NOI to Pro-Rata NOI.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended
	March 31,
	2011	2010
Revenues:
Rental	$7,312	$7,248
Tenant reimbursements	6,329	5,039
Parking and other	802	1,004
Investment advisory, management, leasing and development services	811	1,983
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,661	3,504
Reimbursement of property personnel costs	1,532	1,412
Condominium sales	480	4,153
Total revenues	21,927	24,343
Expenses:
Property operating and maintenance	6,587	6,252
Real estate and other taxes	1,887	1,761
Investment advisory, management, leasing and development services	3,029	2,359
Reimbursable property personnel costs	1,532	1,412
Cost of condominium sales	334	3,018
Interest	4,664	4,809
Depreciation and amortization	3,393	3,470
General and administrative	3,930	3,675
Total expenses	25,356	26,756
Interest income	13	9
Equity in net loss of unconsolidated real estate entities	(694)	(840)
Loss before income taxes and noncontrolling interests	(4,110)	(3,244)
Provision for income taxes	(96)	(159)
Net loss	(4,206)	(3,403)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	1,076	1,026
Partners in consolidated real estate entities	(155)	(44)
	921	982
TPGI share of net loss	$(3,285)	$(2,421)
Loss per share-basic and diluted	$(0.09)	$(0.08)
Weighted average common shares-basic and diluted	36,534,505	30,436,364

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2011	December 31, 2010		March 31, 2011	December 31, 2010
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$265,484	$266,859	Mortgage and other secured loans	$300,387	$300,536
Land improvements—development properties	96,580	96,585	Accounts payable and other liabilities	10,335	14,154
	362,064	363,444	Unrecognized tax benefits	14,462	14,412
Condominium units held for sale	49,541	49,827	Prepaid rent and deferred revenue	3,488	2,888
Improved land held for sale	2,823	2,819	Below market rents, net	402	454
Investments in unconsolidated real estate entities	16,322	17,975	Total liabilities	329,074	332,444
Cash and cash equivalents, unrestricted	39,602	42,363
Restricted cash	8,414	13,069	Equity:
Rents and other receivables, net	2,014	1,754	Stockholders’ equity:
Receivables from unconsolidated real estate entities	2,286	2,979	Common stock	371	369
Deferred rents	14,855	14,592	Limited voting stock	123	123
Deferred leasing and loan costs, net	12,982	13,538	Additional paid-in capital	208,220	207,953
Above market rents, net	562	617	Retained deficit and dividends, including $12 and $2 of other comprehensive income (loss) as of March 31, 2011 and December 31, 2010, respectively	(64,064)	(60,790)
Deferred tax asset, net of valuation allowance	13,460	13,460	Total stockholders’ equity	144,650	147,655
Other assets, net	8,477	3,798	Noncontrolling interests:
Total assets	$533,402	$540,235	Unitholders in the Operating Partnership	50,496	51,478
			Partners in consolidated real estate entities	9,182	8,658
			Total noncontrolling interests	59,678	60,136
			Total equity	204,328	207,791
			Total liabilities and equity	$533,402	$540,235

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three months ended March 31, 2011 and 2010.

	Three months ended
	March 31,
	2011	2010
Revenues:
Rental	$50,893	$50,753
Tenant reimbursements	21,732	21,572
Parking and other	7,202	6,833
Total revenues	79,827	79,158
Expenses:
Property operating and maintenance	29,670	29,846
Real estate and other taxes	9,487	10,448
Interest	28,343	25,293
Depreciation and amortization	27,162	29,096
Total expenses	94,662	94,683
Loss from continuing operations	(14,835)	(15,525)
Interest income	17	19
Net loss	$(14,818)	$(15,506)
TPGI share of equity in net loss of unconsolidated real estate entities	$(694)	$(840)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of March 31, 2011 and December 31, 2010.

	March 31, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$2,156,265	$2,169,185
Cash and cash equivalents, unrestricted	38,231	40,579
Restricted cash	39,956	47,041
Rents and other receivables, net	3,226	3,581
Above market rents, net	1,279	1,436
Deferred rents	105,266	100,037
Deferred leasing and loan costs, net	133,176	134,889
Other assets	6,237	6,420
Total assets	$2,483,636	$2,503,168

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,942,515	$1,925,798
Accounts and interest payable and other liabilities	83,700	101,126
Below market rents, net	45,244	48,337
Total liabilities	2,071,459	2,075,261

Equity	412,177	427,907
Total liabilities and equity	$2,483,636	$2,503,168

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended March 31, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended March 31, 2011			For the three months ended March 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,312	$7,526	$14,838	$7,248	$9,821	$17,069
Tenant reimbursements	6,329	2,676	9,005	5,039	3,696	8,735
Parking and other	802	894	1,696	1,004	1,255	2,259
Investment advisory, management, leasing and development services	811	—	811	1,983	—	1,983
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,661	108	4,769	3,504	76	3,580
Reimbursement of property personnel costs	1,532	—	1,532	1,412	—	1,412
Condominium sales	480	—	480	4,153	—	4,153
Total revenues	21,927	11,204	33,131	24,343	14,848	39,191
Expenses:
Property operating and maintenance	6,587	3,712	10,299	6,252	5,224	11,476
Real estate and other taxes	1,887	1,349	3,236	1,761	1,707	3,468
Investment advisory, management, leasing and development services	3,029	—	3,029	2,359	—	2,359
Reimbursable property personnel costs	1,532	—	1,532	1,412	—	1,412
Cost of condominium sales	334	—	334	3,018	—	3,018
Interest	4,664	3,759	8,423	4,809	4,033	8,842
Depreciation and amortization	3,393	3,197	6,590	3,470	4,799	8,269
General and administrative	3,930	—	3,930	3,675	—	3,675
Total expenses	25,356	12,017	37,373	26,756	15,763	42,519
Interest income	13	119	132	9	75	84
Equity in net (loss) income of unconsolidated real estate entities	(694)	694	—	(840)	840	—
Loss before income taxes and noncontrolling interests	(4,110)	—	(4,110)	(3,244)	—	(3,244)
Provision for income taxes	(96)	—	(96)	(159)	—	(159)
Net loss	(4,206)	—	(4,206)	(3,403)	—	(3,403)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	1,076	—	1,076	1,026	—	1,026
Partners in consolidated real estate entities	(155)	—	(155)	(44)	—	(44)
	921	—	921	982	—	982
TPGI share of net loss	$(3,285)	$—	$(3,285)	$(2,421)	$—	$(2,421)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of March 31, 2011 and December 31, 2010, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	March 31, 2011			December 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$362,064	$239,320	$601,384	$363,444	$240,922	$604,366
Investments in unconsolidated real estate entities	16,322	(16,322)	—	17,975	(17,975)	—
Condominium units held for sale	49,541	—	49,541	49,827	—	49,827
Land held for sale	2,823	—	2,823	2,819	—	2,819
Cash and cash equivalents, unrestricted	39,602	8,229	47,831	42,363	9,022	51,385
Restricted cash	8,414	7,262	15,676	13,069	8,593	21,662
Rents and other receivables, net	4,300	662	4,962	4,733	817	5,550
Above market rents, net	562	315	877	617	344	961
Deferred rents	14,855	15,195	30,050	14,592	14,536	29,128
Deferred leasing and loan costs, net	12,982	19,027	32,009	13,538	19,293	32,831
Deferred tax asset, net of valuation allowance	13,460	—	13,460	13,460	—	13,460
Other assets	8,477	804	9,281	3,798	945	4,743
Total assets	$533,402	$274,492	$807,894	$540,235	$276,497	$816,732

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$300,387	$259,615	$560,002	$300,536	$259,543	$560,079
Accounts payable and other liabilities	10,335	8,646	18,981	14,154	10,791	24,945
Unrecognized tax benefits	14,462	—	14,462	14,412	—	14,412
Below market rents, net	402	3,676	4,078	454	3,933	4,387
Prepaid rent and deferred revenue	3,488	2,555	6,043	2,888	2,230	5,118
Total liabilities	329,074	274,492	603,566	332,444	276,497	608,941
Noncontrolling interests	59,678	—	59,678	60,136	—	60,136
Total stockholders' equity	144,650	—	144,650	147,655	—	147,655
Total liabilities and equity	$533,402	$274,492	$807,894	$540,235	$276,497	$816,732

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Loss to EBDT:

	For the three months ended March 31, 2011			For the three months ended March 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(3,285)	$—	$(3,285)	$(2,421)	$—	$(2,421)
Income tax provision	96	—	96	159	—	159
Noncontrolling interests - unitholders in the Operating Partnership	(1,076)	—	(1,076)	(1,026)	—	(1,026)
Depreciation and amortization	3,393	3,197	6,590	3,470	4,799	8,269
Amortization of loan costs	202	105	307	256	167	423
EBDT	$(670)	$3,302	$2,632	$438	$4,966	$5,404
TPGI share of EBDT (1)	$(501)	$2,468	$1,967	$302	$3,416	$3,718

EBDT per share - basic			$0.05			$0.12
EBDT per share - diluted			$0.05			$0.12

Weighted average common shares outstanding - basic			36,534,505			30,436,364
Weighted average common shares outstanding - diluted			36,808,767			30,436,364

(1) Based on an interest in our operating partnership of 74.76% and 68.79% for the three months ended March 31, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Loss to ATCF:

	For the three months ended March 31, 2011			For the three months ended March 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Net loss	$(3,285)	$—	$(3,285)	$(2,421)	$—	$(2,421)
Income tax provision	96	—	96	159	—	159
Noncontrolling interests - unitholders in the Operating Partnership	(1,076)	—	(1,076)	(1,026)	—	(1,026)
Depreciation and amortization	3,393	3,197	6,590	3,470	4,799	8,269
Amortization of loan costs	202	105	307	256	167	423
Non-cash compensation expense	369	—	369	508	—	508
Straight-line rent adjustments	(63)	(228)	(291)	540	(282)	258
Adjustments to reflect the fair market value of rent	2	(219)	(217)	—	(301)	(301)
ATCF before income taxes	$(362)	$2,855	$2,493	$1,486	$4,383	$5,869

TPGI share of ATCF before income taxes (1)	$(271)	$2,134	$1,863	$1,022	$3,015	$4,037
TPGI income tax expense-current	(46)	—	(46)	(50)	—	(50)
TPGI share of ATCF	$(317)	$2,134	$1,817	$972	$3,015	$3,987

ATCF per share - basic			$0.05			$0.13
ATCF per share - diluted			$0.05			$0.13

Weighted average common shares outstanding - basic			36,534,505			30,436,364
Weighted average common shares outstanding - diluted			36,808,767			30,436,364

(1) Based on an interest in our operating partnership of 74.76% and 68.79% for the three months ended March 31, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended March 31, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$418	$52	$145	$68	$683
Unconsolidated real estate entities	2,384	175	1,390	1,364	5,313
Managed properties	378	363	8	63	812
Total investment advisory, management, leasing and development services revenue	$3,180	$590	$1,543	$1,495	6,808
Investment advisory, management, leasing and development services expenses					(3,029)
Net investment advisory, management, leasing and development services income					$3,779

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$6,808
Elimination of intercompany fee revenues					(1,336)
Investment advisory, management, leasing and development services revenue, as reported					$5,472

Three months ended March 31, 2010
Source of revenues:
Consolidated real estate entities	$380	$269	$111	$113	$873
Unconsolidated real estate entities	2,514	94	322	1,411	4,341
Managed properties	444	1,398	33	107	1,982
Total investment advisory, management, leasing and development services revenue	$3,338	$1,761	$466	$1,631	7,196
Investment advisory, management, leasing and development services expenses					(2,359)
Net investment advisory, management, leasing and development services income					$4,837

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,196
Elimination of intercompany fee revenues					(1,709)
Investment advisory, management, leasing and development services revenue, as reported					$5,487

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of March 31, 2011			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased (3)	TPGI Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended March 31, 2011 Adjusted Historical Net Operating Income - Cash Basis (4)	Estimated Stabilized Net Operating Income-Cash Basis (5)	Expected Capital Expenditures to Complete Stabilization (6)	Loan Balance at March 31, 2011		Remaining Loan Capacity at March 31, 2011
Stabilized Properties
CityWestPlace	Houston, TX	1,473,020	99.0%	25.0%	368,255	$5,416	$5,432	$—	$54,000		$—
San Felipe Plaza	Houston, TX	980,472	87.0	25.0	245,118	2,898	3,324	—	27,500		—
2500 City West	Houston, TX	578,284	88.4	25.0	144,571	1,836	1,892	—	16,250		—
Research Park Plaza I and II	Austin, TX	271,882	95.5	6.3	16,993	275	302	—	3,219		—
Stonebridge Plaza II	Austin, TX	192,864	92.4	6.3	12,054	164	158	—	2,344		—
One Commerce Square (7)	Philadelphia, PA	942,866	88.2	100.0	942,866	12,037	13,908	—	132,293		—
2121 Market Street (8)	Philadelphia, PA	22,136	100.0	50.0	11,068	1,219	1,337	—	9,039		—
		4,461,524	92.2		1,740,925	23,845	26,353	—	244,645		—
Properties Projected to Stabilize in 2011
Centerpointe I & II (9)	Fairfax, VA	421,859	91.1	25.0	105,465	1,640	2,274	1,403	19,291		—
		421,859	91.1		105,465	1,640	2,274	1,403	19,291		—
Properties Projected to Stabilize in 2012
City National Plaza (10)	Los Angeles, CA	2,496,084	87.4	7.9	198,127	3,063	4,405	2,975	29,349		—
Westech 360 I-IV (11)	Austin, TX	175,529	58.9	6.3	10,971	25	152	296	7,558	(11)	—
Frost Bank Tower	Austin, TX	535,078	91.5	6.3	33,442	667	865	296	9,375		—
300 West 6th Street	Austin, TX	454,225	95.2	6.3	28,389	545	727	558	7,938		—
San Jacinto Center	Austin, TX	410,248	86.7	6.3	25,641	280	513	703	6,313		—
Four Points Centre (Office)	Austin, TX	192,062	24.8	100.0	192,062	(688)	3,041	7,702	24,387		8,300
Four Points Centre (Retail)	Austin, TX	6,600	—	100.0	6,600	(19)	80	168	—		—
Great Hills Plaza	Austin, TX	139,252	71.4	6.3	8,703	47	111	144	—	(11)	—
One Congress Plaza	Austin, TX	518,385	89.3	6.3	32,399	491	647	427	8,000		—
Fair Oaks Plaza	Fairfax, VA	179,688	88.0	25.0	44,922	670	861	711	11,075		—
Reflections I	Reston, VA	123,546	—	25.0	30,887	333	748	2,298	5,320		—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	370	208	613	2,216		—
Two Commerce Square (7)	Philadelphia, PA	953,276	85.5	100.0	953,276	11,759	17,414	12,177	110,077		—
		6,248,226	83.4		1,581,482	17,543	29,772	29,068	221,608		8,300
Properties Projected to Stabilize in 2013
Brookhollow Central I, II, and III	Houston, TX	806,004	65.2	25.0	201,501	598	2,460	7,621	9,375		4,375
Park Centre	Austin, TX	203,193	82.5	6.3	12,700	113	170	276	—	(11)	—
One American Center	Austin, TX	503,951	80.2	6.3	31,497	370	678	1,281	7,500		—
		1,513,148	72.5		245,698	1,081	3,308	9,178	16,875		4,375
Total / Average		12,644,757	85.5%		3,673,570	$44,109	$61,707	$39,649	$502,419		$12,675
Properties Controlled by Special Servicer
Oak Hill Plaza	King of Prussia, PA	164,360	97.2%	25.0%	41,090				$11,113	(12)
Walnut Hill Plaza	King of Prussia, PA	150,573	51.3	25.0	37,643				—	(12)
Four Falls Corporate Center	Conshohocken, PA	253,985	78.6	25.0	63,496				13,017
		568,918			142,229				$24,130	(13)
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)
For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail), but excludes 168 apartment units at 2121 Market Street.

(3)
Occupancy at stabilization is expected to be approximately 95%. Certain properties that have occupancy greater than 95% as of March 31, 2011, are not considered stabilized due to upcoming tenant vacancies not yet reflected. Certain properties that have occupancy less than 95% as of March 31, 2011, are considered stabilized as they were previously stabilized, and their return to stabilization is expected in the near term and/or we do not expect to incur significant capital expenditures to re-stabilize.

(4)	Adjusted historical net operating income - cash basis represents the sum of (in thousands):

		Less	Plus	Trailing
		Three	Three	Twelve
	Year Ended	Months Ended	Months Ended	Months Ended
	December 31, 2010	March 31, 2010	March 31, 2011	March 31, 2011
Rental, tenant reimbursements, and parking and other revenue	$105,314	$(28,063)	$25,539	$102,790
Property operating and maintenance expenses and real estate taxes	(56,926)	14,944	(13,535)	(55,517)
Pro-Rata Net Operating Income	48,388	(13,119)	12,004	47,273
Adjustments:
Straight line and other GAAP rent adjustments	(4,354)	1,084	(840)	(4,110)
Free rent granted and termination fees earned for the period	2,655	(584)	621	2,692
Net operating loss from Green Fund	445	(113)	10	342
Net operating loss from development properties	2,790	(665)	481	2,606
Net operating income from properties controlled by special servicer	(1,507)	369	(360)	(1,498)
Elimination of intercompany revenues and expenses	(2,429)	653	(442)	(2,218)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	(3,468)	1,744	—	(1,724)
Adjustment to revenues and operating expenses for change in ownership interest in Centerpointe I & II	374	—	410	784
Other (revenue)/expenses	—	—	(38)	(38)
Adjusted Historical Net Operating Income - Cash Basis	$42,894	$(10,631)	$11,846	$44,109

(5)
For properties currently stabilized, the estimated stabilized net operating income - cash basis represents the sum of i) the annual cash rent under existing leases which were in place as of March 31, 2011, and ii) estimated annual parking and other income for 2011, less estimated annual operating expenses for 2011 and adjusted for non-recurring items. For properties expected to become stabilized in future years, estimated stabilized net operating income - cash basis represents the sum of i) the annual cash rent under existing leases which will be in place in the year the properties are stabilized, ii) the annual expected market rent for the remaining space (up to 95% occupancy), and iii) estimated annual parking and other income, less estimated annual operating expenses and adjusted for non-recurring items.

(6)
Expected capital expenditures to complete stabilization represent capital expenditures, including tenant improvements and leasing commissions, expected to be spent to complete the stabilization of the property.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(7)
Brandywine Realty Trust ("BDN") has a preferred equity position in the partnerships that own Commerce Square, which were previously wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, of which $5 million has been contributed as of March 31, 2011, with the balance to be contributed by December 31, 2012. The preferred equity, which earns a preferred return of 9.25%, will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. The preferred equity balances as of March 31, 2011, including preferred return, of $2.6 million have been added to the loan balances of each of One Commerce Square and Two Commerce Square.

(8)
The square footage and occupancy information presented for 2121 Market Street represents the information for two retail/office tenants only; the estimated NOI for 2011 includes 168 residential units comprising 132,823 square feet.

(9)
In the fourth quarter of 2010, we restructured the debt and equity capital in our Centerpointe partnership. As a result, Centerpointe I & II is encumbered by a senior mortgage loan in the amount of $55 million (TPGI share is $13.8 million) and a mezzanine loan in the amount of $22.2 million (TPGI share is $5.5 million). Additionally, CalSTRS and TPG have preferred equity interests of $38 million (95%) and $2 million (5%), respectively, which have a priority on distributions of available project cash and capital proceeds. After February 9, 2012, TPG may be required, at the election of CalSTRS, to increase its interest in the preferred equity to 25%, and commensurately reduce CalSTRS' interest to 75%, by contributing an amount equal to approximately $9.3 million.

(10)	We are in discussions with CalSTRS to obtain up to an additional 17.1% interest in City National Plaza.

(11)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.6 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 4 on page 22 for discussions of the senior priority financing, which is senior to this term loan.

(12)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(13)
Due to uncertainty regarding these matured loans currently in default, the stabilized net operating income and expected capital expenditures to complete stabilization data has been omitted. See footnote 9 on page 22 for further discussion regarding these loans.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property Net Operating Income (NOI) Comparison

	TPGI Share (in thousands except square footage)
			Same Property NOI -- Cash			Same Property NOI -- GAAP
	As of March 31, 2011		Three months ended March 31,			Three months ended March 31,
	Percent Leased	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change
Stabilized Properties	90.5%	1,740,925	$5,954	$6,000	(0.8)%	$6,176	$6,314	(2.2)%
Projected 2011 Stabilizations	91.1	105,465	174	175	(0.6)	513	219	134.2
Projected 2012 Stabilizations	76.7	1,581,482	4,810	3,676	30.8	4,969	4,296	15.7
Projected 2013 Stabilizations	68.1	245,698	287	196	46.4	407	302	34.8
Total / Average	83.1%	3,673,570	$11,225	$10,047	11.7%	$12,065	$11,131	8.4%

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property NOI is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We present this financial measure under the pro-rata consolidation method to provide supplemental information helpful to an understanding of the results of operations of our operating properties. Same Property NOI does not reflect the consolidated operations of the company, nor is it indicative of funds available to fund our cash needs. Same Property NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Reconciliation of Same Property NOI - Cash and - GAAP to Pro-Rata NOI (in thousands):

	Three months ended March 31,
	2011	2010
Rental, tenant reimbursements, and parking and other revenue	$25,539	$28,063
Property operating and maintenance expenses and real estate taxes	(13,535)	(14,944)
Pro-Rata NOI	12,004	13,119

Adjustments:
Straight line and other GAAP rent adjustments	(840)	(1,084)
Net operating loss from Green Fund	10	113
Net operating loss from development properties	481	665
Net operating income from properties controlled by special servicer	(360)	(369)
Elimination of intercompany revenues and expenses	(442)	(653)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	—	(1,744)
Adjustment to revenues and operating expenses for change in ownership interest in Centerpointe I & II	410	—
Other (revenue)/expenses	(38)	—
Same Property NOI - Cash	11,225	10,047

Straight line and other GAAP rent adjustments	840	1,084

Same Property NOI - GAAP	$12,065	$11,131

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at March 31, 2011, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations (1)
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration	2011 Market Net Rent (2)
Vacant	621,623	16.9%	$—	$—	$15.09
2011	99,816	2.7	15.78	15.94	16.92
2012	148,748	4.0	14.80	16.52	18.01
2013	425,739	11.6	18.45	19.47	16.45
2014	310,986	8.5	15.83	16.83	18.19
2015	518,350	14.1	16.99	18.44	16.41
2016	161,494	4.4	13.59	17.76	17.93
2017	342,943	9.3	16.40	19.55	17.29
2018	157,960	4.3	12.35	22.68	18.00
2019	64,596	1.8	16.72	22.75	17.31
2020	399,460	10.9	12.09	21.72	16.68
Thereafter	421,855	11.5	10.14	20.08	18.08
Total/Weighted Average	3,673,570	100.0%	$14.85	$19.30	$16.88

(1)	Excludes properties controlled by special servicer.

(2)	The source of the 2011 Market Net Rent is Torto Wheaton data as of March 31, 2011. We have made no assumptions of increases in rental rates for years subsequent to 2011.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI Share
	For the Three Months Ended
	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Retention (square feet):
Renewals	44,624	127,607	14,465	29,180	61,994
Leases expired	79,920	164,862	26,424	59,405	73,882
Retention %	55.8%	77.4%	54.7%	49.1%	83.9%

Weighted Average Lease Term (years):	6.6	10.8	8.7	3.8	6.0

Weighted Average Free Rent Term (months):	6.0	3.3	12.5	2.4	3.6

Quarterly Leasing:
Total Square Feet Leased	54,719	178,244	59,207	62,554	89,518
Cash Rent Change:
Expiring Rate	$19.94	$13.94	$16.85	$13.06	$15.13
New Rate (1)	$19.93	$13.10	$19.56	$17.31	$15.39
Increase (decrease) %	(0.1)%	(6.0)%	16.1%	32.5%	1.7%

GAAP Rent Change:
Expiring Rate	$19.11	$13.71	$16.50	$12.31	$14.81
New Rate	$20.67	$16.26	$20.50	$16.60	$16.38
Increase (decrease) %	8.2%	18.6%	24.2%	34.8%	10.6%

Total Capital Costs Committed (per square foot per lease year) (2):	$5.28	$3.31	$6.42	$5.03	$3.15
(1) Represents initial cash net rent per square foot.
(2) Includes tenant improvements and leasing commissions.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Actual/Projected Entitlements			TPGI Share as of March 31, 2011
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development
Campus El Segundo (1)	El Segundo, CA	100%	23.9	Office/Retail/R&D/Hotel	1,700,000		Entitled	$57,229	$33.66	$17,000
MetroStudio@Lankershim (2)	Los Angeles, CA	NA	14.4	Office/Production Facility	1,500,000		Pending	16,440	10.96	—
Four Points Centre	Austin, TX	100	252.5	Office/Retail/R&D/Hotel	1,680,000		Entitled	18,038	10.74	—
2100 JFK Boulevard	Philadelphia, PA	100	0.7	Office/Retail/R&D/Hotel	366,000		Entitled	4,873	13.32	—
2500 City West land	Houston, TX	25	6.3	Office/Retail/Residential/Hotel	500,000		Entitled	1,832	14.65	—
CityWestPlace land	Houston, TX	25	25.0	Office/Retail/Residential	1,500,000		Entitled	5,336	14.23	—
					7,246,000			103,748	$17.29	17,000
Fee Services
Universal Village (3)	Los Angeles, CA	NA	124.0	Residential/Retail	180,000	2,937	Pending	—		—
Wilshire Grand (4)	Los Angeles, CA	NA	2.7	Office/Retail/Residential/Hotel	2,500,000	100	Pending	—		—
					9,926,000	3,037		$103,748		$17,000

Condominium Units Held for Sale					As of March 31, 2011
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (6)	Total Square Feet Remaining To Be Sold	Average List Price Per Square Foot to Be Sold		Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	(5)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	222	249,009	$516	80	102,490	$815	(7)	$49,541	$21,810

(1)
We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants. The number of acres and the costs incurred to date exclude approximately 2.2 acres currently held for sale. TPGI's carrying value of the 2.2 acres is approximately $2.8 million.

(2)
We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. The project would be located on a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.

(3)
We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(4)
We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses. On March 29, 2011, we secured final Los Angeles City Council approval of the entitlement package, which allows Korean Air to redevelop the full city block site.

(5)	After full repayment of the Murano construction loan, which has a balance of $21.8 million at March 31, 2011, net proceeds from the project will be distributed, to the extent available, as follows:

i.	First, to TPGI as repayment of our first priority capital and a return on such capital, which has a balance of $8.6 million as of March 31, 2011;

ii.	Second, to TPGI and our partner equally for repayment of second priority capital and a return on such capital. TPGI's share of this tranche is $1.3 million as of March 31, 2011;

iii.	Third, the next $3.0 million to be split equally between TPGI and our partner;

iv.	Fourth, to TPGI for repayment of our original preferred equity contribution and a return on such capital, which has a balance of $31.4 million as of March 31, 2011;

v.	Fifth, the next $3.0 million to be split equally between TPGI and our partner; and

vi.	Any residual amounts will be allocated to TPGI and our partner 73% and 27%, respectively.

(6)	Of the 80 units remaining to sell as of March 31, 2011, 72 units are on high-rise floors with superior views. Subsequent to March 31, 2011, we have sold three additional units.

(7)	The list price per square foot ranges from $386 to $1,747.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built/Renovated	Rentable Square Feet	Percent Leased
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0
1835 Market Street	Philadelphia, PA	1987	686,503	86.8
816 Congress	Austin, TX	1984	433,024	69.1
Total/Weighted Average			2,312,642	90.1%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of March 31, 2011
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
Centerpointe I & II - senior mortgage loan	0.8%	$55,000	$13,750	2/9/2012	2/9/2012
Research Park Plaza I and II (1)	1.6	51,500	3,219	6/9/2011	6/9/2012
Stonebridge Plaza II (1)	1.4	37,500	2,344	6/9/2011	6/9/2012
Murano construction loan (2)	9.5	21,810	21,810	7/31/2011	7/31/2012
Subtotal - 2012 maturities		165,810	41,123
2013 Maturity Date at End of Extension Options
Centerpointe I & II - mezzanine loan (3)	3.5	22,162	5,541	2/9/2012	2/9/2013
Two Commerce Square	6.3	107,487	107,487	5/9/2013	5/9/2013
Subtotal - 2013 maturities		129,649	113,028
2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (4)	3.5	120,934	7,558	6/1/2013	6/1/2014
Campus El Segundo (5)	4.1	17,000	17,000	7/31/2011	7/31/2014
Four Points Centre (6)	3.8	24,387	24,387	7/31/2012	7/31/2014
Subtotal - 2014 maturities		162,321	48,945
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2	21,279	5,320	4/1/2015	4/1/2015
Reflections II	5.2	8,865	2,216	4/1/2015	4/1/2015
Brookhollow Central I, II, and III (7)	2.9	37,500	9,375	7/21/2013	7/21/2015
City National Plaza - note payable to former partner	5.8	19,758	1,568	7/1/2012	1/4/2016
One Commerce Square	5.7	129,703	129,703	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2	121,000	30,250	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,000	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.0	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza	4.8	110,000	27,500	12/1/2018	12/1/2018
2500 City West	5.5	65,000	16,250	12/5/2019	12/5/2019
CityWestPlace (Buildings III & IV)	5.0	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (8)	6.1	18,078	9,039	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,646,483	332,953
Total		$2,104,263	$536,049
Weighted average interest rate at March 31, 2011	5.3%
Loans on Properties Controlled by a Special Servicer
Four Falls Corporate Center (9)	5.3%	$52,067	$13,017	3/6/2010	N/A
Oak Hill Plaza/ Walnut Hill Plaza (9)	5.3	44,452	11,113	3/6/2010	N/A
Total - properties controlled by a special servicer		$96,519	$24,130
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)	We notified the lender that we elected to exercise the last extension option for both the senior and mezzanine loan, which extends the maturity date to June 9, 2012.

(2)
This loan is nonrecourse to the Company, but the Company and its development partners jointly and severally guarantee the payment of interest on the loan during the term of the loan. This loan has two six-month extension options at our election subject to certain conditions. The interest rate is equal to the greater of 9.5% per annum or LIBOR plus 3.3%.

(3)
The mezzanine loan provides us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The loan has a one-year extension option at our election.

(4)
We and our partners in the Austin Portfolio have committed to fund $60.0 million of senior priority financing, which is senior to the Austin Portfolio bank loan. $51.5 million of the $60.0 million commitment has been funded as of March 31, 2011, of which our share is $3.2 million, and is accounted for as equity.

(5)
The loan has three one-year extension options, subject to our compliance with certain covenants, with a final maturity date of July 31, 2014 if all extension options are exercised. The lender has the right to require payment of $2.5 million at the time of each extension. We have notified the lender of our intent to extend the loan to July 31, 2012. We have guaranteed this loan.

(6)
The loan has two one-year extension options at our election subject to certain conditions. As of March 31, 2011, $8.3 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. The first option to extend is subject to a 75% loan-to-value ratio and a minimum debt yield, among other things. The second option to extend is subject to a 75% loan-to-value ratio, executed leases representing at least 90% of the net rentable area, and a minimum debt yield, among other things. As of May 31, 2011, if the office buildings are not at least 65% leased on terms consistent with the appraisal pro forma, we must pre-fund 18 months of interest into a restricted cash account with the lender; if the buildings are less than 35% leased at that time, we will also have to pay $2.0 million as a principal reduction of the loan. We are in discussions with the lender to execute a forbearance agreement related to these requirements. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $11.3 million as of March 31, 2011. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of March 31, 2011. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(7)
Under this mortgage loan, there is an additional $2.5 million to be funded ratably over the next ten quarters, and $15.0 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.

(8)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

(9)
Subsidiaries of TPG/CalSTRS (the “borrowers”) elected not to repay these mortgage loans in the aggregate amount of $96.5 million by the maturity date of March 6, 2010 and therefore, the loans are in default. We are in discussions with the special servicer regarding a cooperative resolution on each of these assets including the likely appointment of a receiver and the judicial transfer of the properties. These loans are non-recourse to the Company. Pending a resolution of these loan defaults, we continue to manage the properties pursuant to our management agreement with the borrowers. The borrowers are accruing interest on these loans at a default rate, which ranges from 10.3% to 10.5% per annum.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of March 31, 2011:

Debt		Aggregate Principal
Mortgage and other secured loans		$300,387
Company share of unconsolidated debt		235,485
Company share of unconsolidated debt controlled by special servicer		24,130
Total combined debt		$560,002

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	37,094,995	$124,268
Operating partnership units (2)	12,673,265	42,455
Total common equity	49,768,260	$166,723
Total consolidated market capitalization		$467,110
Total combined market capitalization (3)		$726,725

(1)	Based on the closing price of $3.35 per share of TPGI common stock on March 31, 2011.

(2)	Includes operating partnership units and incentive units as of March 31, 2011.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director